Exhibit B-18

                              ARTICLES OF AMENDMENT

                                       OF

                     SOUTHERN COMPANY ENERGY SOLUTIONS, INC.



          The Articles ofAmendment of Southern Company Energy Solutions, Inc. are as follows:

                                       1.

          The name Ofthe Corporation is Southern Company Energy Solutions, Inc. (the "Corporation") and its charter number is J512596.

                                       2.

          The Articles of Incorporation ofthe Corporation as heretofore granted by the Secretary of State of Georgia on the 13th day of August, 1985, are hereby amended to change the name of the Corporation from Southern Company Energy Solutions, Inc. to Southern Management Development, Inc. To effect this name change, the Articles of Incorporation of the Corporation are hereby amended, insofar as they refer to the name of the Corporation, to read Southern Management Development, Inc. in lieu of Southern Company Energy Solutions, Inc.

                                       3.

          The proposed amendment ofthe Articles ofincorporation set forth in paragraph 2 hereof was adopted by the Board of Directors of the Corporation effective as of March 5, 2001. Pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, shareholder approval of this amendment was not required.

          IN WITNESS WHEREOF, Southern Company Energy Solutions, Inc. has caused its duly authorized officer to execute these Articles of Amendment as of the 5th day of March, 2001.

                                             By:
                                             Title:

                                   CERTIFICATE




Secretary of State
Suite 315 West Tower
2 Martin Luther King, Jr. Drive
Atlanta Georgia  30334-1530



          Pursuant to the Georgia Corporation Code ss. 14-2-1006.i, Southern Company Energy Solutions, Inc. ("the "Corporation"), hereby certifies, verifies and confirms that the request for publication of a notice of intent to file articles of amendment to change the name of the Corporation and payment therefor have been made as required by the Georgia Corporation Code ss. 14-2-1006.1.



          This 5th day of March, 2001.


                             Southern Company Energy Solutions, Inc.



                             By:
                             Title: